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                                                                      Exhibit 99

Magnum D'Or Resources, Inc. Chairman and CEO Chad A. Curtis Resigns, Board Director Joseph J. Glusic Named New Chairman and CEO

Fort Lauderdale, FL--January 3, 2008-Magnum D'Or Resources, Inc. (OTCBB: MDOR) today announced that Chad A. Curtis has resigned both as Chairman and CEO and will remain with the company as Founder and consultant. Board member Joseph J. Glusic has been appointed new Chairman and CEO, and will concentrate on expanding the Company and implementing the Company's business plan that utilizes its license agreement with Spreelast as previously announced.

I'M PROUD OF WHAT I'VE BEEN ABLE TO ACCOMPLISH SINCE THIS COMPANY WAS FORMED JUST A YEAR AGO--STRONG CORPORATE STRUCTURE & GOVERNANCE, AND THE ACQUISITION OF LICENSING TECHNOLOGY FOR USE OF RECYCLED TIRES. THIS INVOLVES THE TECHNIQUES TO PRODUCE THERMOPLASTIC ELASTOMER (TPE) RESEMBLING ELASTOMERIC ALLOYS: EA PRODUCTION THROUGH THE USE OF OLD AND WASTE RUBBER POWDER USING A DYNAMICALLY STABILIZED MELT-MIX PROCESS," SAID CURTIS. THE TIME IS RIGHT FOR THAT NEW LEADERSHIP WITH THE PROVEN EXPERIENCE OF MR. GLUSIC, TO TAKE MAGNUM D'OR RESOURCES TO THE NEXT LEVEL."

"MR. CURTIS HAS LAID THE GROUND AND PUT TOGETHER A PHENOMENAL BOARD OF INDEPENDENT DIRECTORS," SAID MR. GLUSIC. "HE HAS ALSO SECURED THE TECHNOLOGY THAT IS TRULY ONE OF A KIND WORLDWIDE AS WELL AS THE FIRST AND ONLY "EXCLUSIVE LICENSING AGREEMENT" WITH SPREELAST AG FOR THE United States, Canada and China. WE ALL LOOK TO BENEFIT FROM HIS VISION AND HIS LEADERSHIP. WE ARE PLEASED CHAD WILL CONTINUE TO BE INVOLVED WITH THE COMPANY, CONTRIBUTING HIS VISION, ENERGY AND IDEAS IN HIS NEW ROLE AS CONSULTANT TO THE COMPANY. We look to rapidly expand MDOR with its new technology."

New CEO and Chairman Joseph J. Glusic has spent the majority of his career involved in activities associated with the production, monitoring, processing and ultimate disposal of hazardous and/or radioactive wastes. He has been a consultant to a variety of institutions including public, private and governmental agencies. Clients included nuclear utilities such as Commonwealth Edison Company and Northeast Utilities, as well as, Bechtel Nevada and the U.S. Department of Energy (DOE). His responsibilities have included design, operations, management, principal ownership, evaluation, development of numerous processes, and technologies utilized in the handling and processing of various types of waste streams.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as MDOR or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

CONTACT:
     Contact:
     Magnum D'Or Resources, Inc.
     CEO Joseph Glusic
     305-420-6563
     mdor@magnumresources.net
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